
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       9,653,957
<SECURITIES>                               201,593,654<F1>
<RECEIVABLES>                                1,201,142
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             7,478,275<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             219,927,028
<CURRENT-LIABILITIES>                        8,117,316<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   210,513,803
<OTHER-SE>                                   1,295,909<F4>
<TOTAL-LIABILITY-AND-EQUITY>               219,927,028
<SALES>                                              0
<TOTAL-REVENUES>                             3,838,997<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               929,430<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,909,567
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,909,567
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,909,567
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $108,335,018 and Additional Loans of $19,209,108),Participating Insured Mortgages ("PIMs") of $48,021,559 and Mortgage-backed Securities ("MBS") of $26,027,969.
<F2>Includes prepaid acquisition fees and expenses of $12,266,450 net of accumulated amortization of $6,935,600 and prepaid participation servicing fees of $4,088,713 net of accumulated amortization of $1,941,288.
<F3>Includes deferred income on Additional Loans of $8,091,136.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $379,594 of amortization of prepaid fees and expenses.

